Exhibit 99.(h)(2)

AMENDMENT
TO
AGENCY AGREEMENT

THIS AMENDMENT (“Amendment”) is made this 10th day of June 2025, (the “Effective Date”) by and among SS&C GIDS, INC., (“SS&C”), FIRST EAGLE FUNDS, FIRST EAGLE VARIABLE FUNDS, FIRST EAGLE CREDIT OPPORTUNITIES FUND, FIRST EAGLE REAL ESTATE DEBT FUND, FIRST EAGLE TACTICAL MUNICIPAL OPPORTUNITIES FUND, and FIRST EAGLE HIGH YIELD MUNICIPAL COMPLETION FUND (collectively, the “Funds”). SS&C and the Funds are parties to the AGENCY AGREEMENT executed on March 1, 2016 and as subsequently amended, including this Amendment (“Agency Agreement”).

WHEREAS, the parties intend to include additional products under Schedule I of the Agency Agreement;

NOW, THEREFORE, in consideration of the mutual promises, undertakings, covenants and conditions set forth herein, the Funds and SS&C agree to amend the Agency Agreement as follows:

1.	Schedule I. List of Funds. Schedule I, List of Funds is deleted in its entirety and replaced with a new Schedule I, List of Funds attached hereto.

2.	Effect on Agreement. As of the date hereof, this Amendment shall amend the Agency Agreement and to the extent of any conflict between the Agency Agreement and this Amendment, this Amendment shall control. Except as specifically modified by this Amendment, the terms and conditions of the Agency Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective duly authorized officers, to be effective as of the day and year first above written.

FIRST EAGLE FUNDS		FIRST EAGLE VARIABLE FUNDS

By:	Michael Luzzatto	By:	Michael Luzzatto
Title:	Vice President	Title:	Vice President

FIRST EAGLE CREDIT OPPORTUNITIES FUND		FIRST EAGLE REAL ESTATE DEBT FUND

By:	Michael Luzzatto	By:	David P. O’Connor
Title:	Vice President	Title:	Trustee

FIRST EAGLE TACTICAL MUNICIPAL OPPORTUNITIES FUND

By:	Sheelyn Michael
Title:	Secretary and Deputy General Counsel

FIRST EAGLE HIGH YIELD MUNICIPAL COMPLETION FUND

By:	Sheelyn Michael
Title:	Secretary and Deputy General Counsel

SS&C GIDS, INC.

By:	Nicholas Wright

Title:	Authorized Signatory

Schedule I

LIST OF FUNDS

Effective June 10, 2025

FUND/DESCRIPTION	Class	CUSIP
First Eagle Credit Opportunities Fund	A	32010B205
First Eagle Credit Opportunities Fund	A-2	32010B304
First Eagle Credit Opportunities Fund	I	32010B106
First Eagle Rising Dividend Fund	A	32008F853
First Eagle Rising Dividend Fund	C	32008F846
First Eagle Rising Dividend Fund	I	32008F663
First Eagle Rising Dividend Fund	R6	32008F325
First Eagle Global Fund	A	32008F507
First Eagle Global Fund	C	32008F705
First Eagle Global Fund	I	32008F606
First Eagle Global Fund	R6	32008F580
First Eagle Global Income Builder Fund	A	32008F697
First Eagle Global Income Builder Fund	C	32008F689
First Eagle Global Income Builder Fund	I	32008F671
First Eagle Global Income Builder Fund	R6	32008F416
First Eagle Global Real Assets Fund	A	32008F192
First Eagle Global Real Assets Fund	I	32008F184
First Eagle Global Real Assets Fund	R6	32008F176
First Eagle Gold Fund	A	32008F408
First Eagle Gold Fund	C	32008F788
First Eagle Gold Fund	I	32008F770
First Eagle Gold Fund	R6	32008F457
First Eagle High Yield Municipal Fund	A	32008F739
First Eagle High Yield Municipal Fund	C	32008F721
First Eagle High Yield Municipal Fund	I	32008F713
First Eagle High Yield Municipal Fund	R6	32008F366
First Eagle Overseas Fund	A	32008F101
First Eagle Overseas Fund	C	32008F804
First Eagle Overseas Fund	I	32008F200
First Eagle Overseas Fund	R6	32008F549
First Eagle Overseas Variable Fund		32008B100
First Eagle Short Duration High Yield Municipal Fund	A	32008F135
First Eagle Short Duration High Yield Municipal Fund	C	32008T200
First Eagle Short Duration High Yield Municipal Fund	I	32008F127
First Eagle Short Duration High Yield Municipal Fund	R6	32008F119
First Eagle Small Cap Opportunity Fund	A	32008F226
First Eagle Small Cap Opportunity Fund	C	32008T309
First Eagle Small Cap Opportunity Fund	I	32008F234
First Eagle Small Cap Opportunity Fund	R6	32008F218
First Eagle U.S. Smid Cap Opportunity Fund	A	32008F168
First Eagle U.S. Smid Cap Opportunity Fund	I	32008F150
First Eagle U.S. Smid Cap Opportunity Fund	R6	32008F143

FUND/DESCRIPTION	Class	CUSIP
First Eagle U.S. Fund	A	32008F887
First Eagle U.S. Fund	C	32008F879
First Eagle U.S. Fund	I	32008F861
First Eagle U.S. Fund	R6	32008F499
First Eagle Real Estate Debt Fund	A2	32009F209
First Eagle Real Estate Debt Fund	A3	32009F308
First Eagle Real Estate Debt Fund	A4	32009F407
First Eagle Real Estate Debt Fund	I	32009F100
First Eagle Core Plus Municipal Fund	A	32008T606
First Eagle Core Plus Municipal Fund	C	32008T705
First Eagle Core Plus Municipal Fund	I	32008T804
First Eagle Tactical Municipal Opportunities Fund	I	31990B102
First Eagle High Yield Municipal Completion Fund	M	32010N100